SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2020

 BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 North Frontage Road, Burr Ridge, Illinois (Address of Principal Executive Offices)		60527
		(Zip Code)
Registrant’s telephone number, including area code: (800) 894-6900
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFIN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure
BankFinancial Corporation (the “Company”) will review first quarter 2020 results in a conference call and webcast for stockholders and analysts on Wednesday, April 22, 2020 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (844) 413-1780 using participant passcode 5223789. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page.
Item 8.01    Other Events
On April 21, 2020, BankFinancial Corporation (Nasdaq – BFIN) issued a press release announcing the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 on April 20, 2020. The Company also filed its Quarterly Financial and Statistical Supplement and its 2020 Corporate Profile as of April 19, 2020 on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) today. The press release, Quarterly Financial and Statistical Supplement and 2020 Corporate Profile are included as Exhibits 99.1, 99.2 and 99.3 to this report.
Item 9.01    Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated	April 21, 2020
99.2	Quarterly Financial and Statistical Supplement
99.3	2020 Corporate Profile

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Dated:	April 21, 2020	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President